Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of FOXO Technologies Inc., a Delaware corporation (the “Company”), on Form 10-Q for the period ended June 30, 2026, as filed with the Securities and Exchange Commission (the “Report”) Celene Grant, Chief Financial Officer, of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 14, 2026

/s/ Celene Grant
Celene Grant
Chief Financial Officer (Principal Financial and Accounting Officer)